Exhibit 99.1

Engility Reports Second Quarter 2013 Results

•	Second quarter revenue of $377 million and adjusted diluted EPS of $0.85

•	Adjusted operating margin increases to 8.6% from 8.3% in the prior quarter

•	Reiterates 2013 revenue and EPS guidance (now incorporates the anticipated impact from sequestration and adjusts for one-time charges)

•	Engility closes on new $450 million credit facility, lowering borrowing costs by nearly 50%

CHANTILLY, VA –August 12, 2013, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the second quarter ended June 28, 2013.

Second Quarter 2013 Results

Total revenue for the second quarter of 2013 was $377 million and operating income was $29 million. Adjusted operating income for the second quarter was $33 million. Operating margin for the second quarter of 2013 was 7.8% and adjusted operating margin for the same period was 8.6%. Net income attributable to Engility was $13 million, or $0.74 per diluted share. Adjusted net income was $15 million, or $0.85 per diluted share. Our adjusted numbers exclude the impact of legal and settlement costs. Information about Engility’s use of non-GAAP financial information is provided below under “Non-GAAP Measures”.

“I am pleased with our second quarter results as we continued to execute effectively against our strategic plan. During the quarter, we won several additional contract vehicles, achieved sequential revenue growth and delivered strong bottom-line results,” said Tony Smeraglinolo, President and CEO of Engility. “We also are expecting to realize increased cash flow beginning in the second half of 2013 from the implementation of our recent cash collection initiatives, as well as from the reduction in required principal payments and lower borrowing costs that we secured in our new credit facility.”

“We continue to successfully execute on our customers’ mission priorities in a cost effective manner. We have received feedback from certain of our customers that the efficiencies created by our business model are allowing them to complete their entire contract missions within their reduced budgets. We remain excited by our pipeline of opportunities, broad portfolio of existing contracts and our differentiated low-cost business model, all of which we believe to be strategically important to market success in today’s budget constrained environment. Despite these successes, sequestration and contract award delays are beginning to impact our business.”

Key Performance Indicators

•	Funded backlog at the end of the 2013 second quarter was $649 million.

•	Contract funded orders in the second quarter of 2013 were $210 million, representing a book-to-bill ratio of 0.6.

•	Days sales outstanding, net of advanced payments, at the end of the 2013 second quarter was 83 days.

New Credit Facility

•

On August 9, 2013, Engility entered into a new $450 million credit facility agreement, which replaced the Company’s prior $400 million facility. The new facility includes a $250 million revolving credit line and a $200 million term loan with a maturity date of August 9, 2018. The new credit facility also has an accordion feature that will allow the facility to be expanded by up to an additional $150 million.

Significant Second Quarter 2013 Awards

•

A prime position on a $900 million multiple-award IDIQ contract for new work to provide Decision Superiority Support services to the Space and Naval Warfare Systems Center (SSC) Atlantic, Charleston, SC. Under this five year contract, we will provide support services primarily associated with the full system of life cycle support for command, control, communication, computers, combat systems, intelligence, surveillance and reconnaissance (C5ISR).

•

A prime position on a $900 million multiple-award IDIQ contract for new work to provide Business and Force Support (BFS) services to the Space and Naval Warfare Systems Center (SSC) Atlantic, Charleston, SC. Under this five year contract, we will provide an array of support services to the BFS portfolio, including design, acquisition, production, integration, testing, installation, lifecycle support and configuration management of certified Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR) capabilities.

•

A prime position on an $854 million multiple-award IDIQ contract for new work to support the U.S. Marine Corps Logistics Command, Albany, GA. Under this five year contract, we will provide experienced logisticians, trainers, and IT specialists, to perform/support supply chain services and logistics management globally. These efforts will contribute to the overall readiness and sustainability of the Corps and its ability to respond to emerging requirements.

•

A prime position on a $400 million multiple-award IDIQ contract for the U.S. Agency for International Development’s (USAID) Clean Energy contract for Critical Priority Countries (Afghanistan, Iraq, Pakistan, Sudan and Yemen). Under this five year contract, we will provide a range of key technical assistance activities, from energy sector reform (including legal, regulatory and corporate governance structures and mechanisms) to increasing human resource capacity related to energy services and fostering private sector participation and investment. This new work represents an expansion of the energy support services that our highly skilled team of professionals has been providing on USAID’s behalf for the past 34 years.

•

A prime position on a $68 million multiple-award IDIQ contract for new work to support Navy computer networks ashore under a contract with the Space and Naval Warfare Systems Center Pacific. Under this three year contract, we will provide contract sustainment services for the Navy Enterprise Network (ONE-Net) including project management; engineering; technical and integrated logistics support; configuration management; certification and accreditation; and enterprise applications.

Second Quarter 2013 Recognition

•

The Association for Corporate Growth’s National Capital Chapter presented Engility with its 2012 award for the Greatest Regional Impact Deal of the Year. This award is presented to the regional company that leads an equity or M&A transaction that is expected to have the greatest regional impact in the coming years. Selection criteria for this award include factors such as transaction value, job creation, industry impact, and national and international recognition.

•

In our first year of eligibility, Washington Technology magazine named Engility to its list of the Top 100 government contractors. We attribute this accomplishment to our employee’s relentless focus on the success of our customers’ missions.

•

Engility was recognized by the National Veteran Small Business Coalition for exceptional support to veteran and service-disabled veteran small businesses. We are proud that the work we have performed to mentor and to help small businesses win, staff and execute on government contracts has been acknowledged by such a well-respected organization.

2013 Outlook

We are reiterating the fiscal year 2013 financial guidance we issued on May 13, 2013 (adjusted for one-time charges) based on our financial results for the first half of 2013 and our outlook for the remainder of 2013. However, our guidance now includes the potential impact from the federal government’s sequestration budget cuts. As a result, our 2013 financial results may be near the low-end of our guidance ranges. In addition, our adjusted diluted EPS guidance excludes $3.2 million of legal and settlement costs incurred in the second quarter of 2013 and an estimated $3.7 million write-off of bank debt fees in the third quarter of 2013 associated with our prior credit facility. The table below summarizes our fiscal year 2013 guidance.

2013 Fiscal Year Outlook
Revenue	$1.45 billion to $1.55 billion
Adjusted Diluted EPS (1)	$3.25 - $3.55
GAAP Diluted EPS (1)	$3.01 - $3.31
Operating cash flow	$80 million to $100 million

(1)	2013 GAAP and adjusted diluted EPS guidance assumes a weighted-average share count of approximately 17.75 million shares and a full year effective tax rate of 39.5%.

Non-GAAP Measures

The tables under “Engility Holdings, Inc., Reconciliation of Non-GAAP Measures” present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Diluted EPS Guidance, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). Engility has provided these Non-GAAP Measures to adjust for the impact of (i) transaction-related-spin-off costs for the Company’s July 2012 spin-off from L-3 Communications Holdings, Inc. (ii) legal and settlement costs and (iii) in the case of our Adjusted Diluted EPS Guidance, the write-off of bank debt fees associated with our prior credit facility. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

CONFERENCE CALL INFORMATION

Engility will host a conference call at 5 P.M. ET on August 12, 2013, to discuss the financial results for the second quarter of 2013.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company’s website at http://www.EngilityCorp.com. Listeners may also access a slide presentation on the website which summarizes our 2013 second quarter results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing (877) 546-5021 (domestic) or (857) 244-7553 (international) and entering pass code 33618715.

A replay will be available on the company’s website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through August 19, 2013 at (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering pass code 23034505.

ABOUT ENGILITY CORPORATION

Engility is a pure-play government services contractor providing highly skilled personnel wherever, whenever they are needed in a cost-effective manner. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government with approximately 7,800 employees worldwide and sales of $1.66 billion for 2012. To learn more about Engility, please visit www.engilitycorp.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, business plans, and our strategic realignment completed in the first quarter of 2013. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” in the Information Statement included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our more recent periodic reports, which have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Corporate Communications and Media:	Investor Relations:
Eric Ruff	Dave Spille
Engility Holdings, Inc.	Engility Holdings, Inc.
(703) 375-6463	(703) 375-4221
eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 28,	June 29,		June 28,	June 29,
	2013	2012	Change	2013	2012	Change
Revenue	$377,332	$371,889	$5,443	$739,007	$755,129	$(16,122)
Revenue from former affiliated entities	—	46,413	(46,413)	—	95,147	(95,147)

Total revenue	377,332	418,302	(40,970)	739,007	850,276	(111,269)
Costs and expenses
Cost of revenue	328,103	305,479	22,624	643,594	629,647	13,947
Cost of revenue from former affiliated entities	—	46,413	(46,413)	—	95,147	(95,147)

Total cost of revenue	328,103	351,892	(23,789)	643,594	724,794	(81,200)
Selling, general and administrative expenses	19,936	35,666	(15,730)	36,233	68,893	(32,660)

Total costs and expenses	348,039	387,558	(39,519)	679,827	793,687	(113,860)

Operating income	29,293	30,744	(1,451)	59,180	56,589	2,591
Interest expense, net	5,757	97	5,660	11,541	194	11,347
Other income, net	44	(85)	129	73	(45)	118

Income from continuing operations before income taxes	23,580	30,562	(6,982)	47,712	56,350	(8,638)
Provision for income taxes	9,292	12,817	(3,525)	18,645	23,619	(4,974)

Income from continuing operations	14,288	17,745	(3,457)	29,067	32,731	(3,664)
Loss from discontinued operations before income taxes	—	(423)	423	—	(548)	548
Benefit for income taxes	—	(177)	177	—	(230)	230

Loss from discontinued operations	—	(246)	246	—	(318)	318

Net income	$14,288	$17,499	$(3,211)	$29,067	$32,413	$(3,346)
Less: Net income attributable to noncontrolling interest	1,226	2,501	(1,275)	2,227	3,430	(1,203)

Net income attributable to Engility	$13,062	$14,998	$(1,936)	$26,840	$28,983	$(2,143)

Earnings per share allocable to Engility Holdings, Inc. common shareholders - Basic
Net income per share from continuing operations less noncontrolling interest	$0.77	$0.95	$(0.18)	$1.60	$1.82	$(0.22)
Net income per share from discontinued operations	—	$(0.02)	0.02	—	$(0.02)	0.02
Net income per share attributable to Engility	$0.77	$0.93	$(0.16)	$1.60	$1.80	$(0.20)
Earnings per share allocable to Engility Holdings, Inc. common shareholders - Diluted
Net income per share from continuing operations less noncontrolling interest	$0.74	$0.95	$(0.21)	$1.53	$1.82	$(0.29)
Net income per share from discontinued operations	—	$(0.02)	0.02	—	$(0.02)	0.02
Net income per share attributable to Engility	$0.74	$0.93	$(0.19)	$1.53	$1.80	$(0.27)
Weighted average number of shares outstanding
Basic	16,870	16,118		16,826	16,118
Diluted	17,625	16,118		17,503	16,118

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of June 28, 2013	As of December 31, 2012
Assets:
Current assets:
Cash and cash equivalents	$47,220	$27,021
Receivables, net	365,063	366,236
Other current assets	26,114	34,832

Total current assets	438,397	428,089
Property, plant and equipment, net	9,599	11,941
Goodwill	477,604	477,604
Identifiable intangible assets, net	96,567	100,929
Other assets	5,921	8,887

Total assets	$1,028,088	$1,027,450

Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$50,250	$50,250
Accounts payable, trade	27,781	20,725
Accrued employment costs	57,196	63,278
Accrued expenses	65,924	76,955
Advance payments and billings in excess of costs incurred	16,159	24,855
Deferred income taxes, current and income taxes payable	9,472	10,607
Other current liabilities	22,672	19,311

Total current liabilities	249,454	265,981
Long-term debt	272,188	284,750
Long term deferred income tax	5,309	—
Income tax payable	62,405	68,725
Other liabilities	18,163	19,683

Total liabilities	607,519	639,139
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of June 28, 2013 or December 31, 2012	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 17,183 shares issued and outstanding as of June 28, 2013 and 16,703 shares issued and outstanding as of December 31, 2012	172	168
Additional paid in capital	759,813	755,638
Accumulated deficit	(353,598)	(380,438)
Noncontrolling interest	14,182	12,943

Total equity	420,569	388,311

Total liabilities and equity	$1,028,088	$1,027,450

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 28,	June 29,
	2013	2012
Operating activities:
Net income	$29,067	$32,413
Less: loss from discontinued operations, net of tax	—	(318)

Income from continuing operations	29,067	32,731
Share-based compensation	4,440	—
Depreciation and amortization	7,629	8,335
Amortization of bank debt fees	1,757	—
Deferred income taxes	5,984	(12,091)
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	1,173	48,511
Other assets	8,505	(1,041)
Accounts payable, trade	7,056	(14,378)
Accrued employment costs	(6,082)	(6,255)
Accrued expenses	(11,031)	(15,768)
Advance payments and billings in excess of costs incurred	(8,696)	(128)
Other liabilities	(4,867)	(75)

Net cash provided by operating activities from continuing operations	34,935	39,841
Investing activities:
Capital expenditures	(911)	(469)

Net cash used in investing activities from continuing operations	(911)	(469)
Financing activities:
Borrowings from revolving credit facility	14,500	—
Repayments of revolving credit facility	(14,500)	—
Repayments of long-term debt	(12,562)	—
Net transfers from prior parent	—	(41,490)
Proceeds from share-based payment arrangements	772	—
Payment of employee withholding taxes on restricted stock units vesting	(1,037)	—
Distributions to non-controlling interest member	(998)	(1,140)

Net cash used in financing activities from continuing operations	(13,825)	(42,630)
Discontinued Operations:
Net cash provided by operating activities	—	9,222
Net cash used in investing activities	—	—
Net cash used in financing activities	—	(9,222)
Cash balance of discontinued operations	—	(22)

Net cash used in discontinued operations	—	(22)

Net change in cash and cash equivalents	20,199	(3,280)
Cash and cash equivalents, beginning of period	27,021	13,710

Cash and cash equivalents, end of period	$47,220	$10,430

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented (in thousands, except for ratio and per share amounts).

Adjusted Operating Income and Adjusted Operating Margin

(in thousands)

	Three Months Ended		Six Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Operating income	$29,293	$30,744	$59,180	$56,589
Adjustments
Transaction-related-spin-off costs	—	7,300	—	13,300
Legal and settlement costs	3,228	—	3,228	—

Total adjustments	3,228	7,300	3,228	13,300

Adjusted operating income	$32,521	$38,044	$62,408	$69,889

Operating margin	7.8%	7.3%	8.0%	6.7%
Adjusted operating margin	8.6%	9.1%	8.4%	8.2%

ENGILITY HOLDINGS, INC.

Adjusted Earnings Per Share

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Adjusted operating income	$32,521	$38,044	$62,408	$69,889
Other items
Interest expense, net	5,757	97	11,541	194
Other income, net	44	(85)	73	(45)

Adjusted income from continuing operations before income tax	26,808	37,862	50,940	69,650
Provision for income taxes	10,564	13,698	19,917	26,012

Adjusted income from continuing operations	16,244	24,164	31,023	43,638
Loss from discontinued operations	—	(246)	—	(318)
Net income attributable to non-controlling interest	1,226	2,501	2,227	3,430

Adjusted net income attributable to Engility Holdings, Inc.	$15,018	$21,417	$28,796	$39,890

GAAP earnings per share
Net income attributable to Engility Holdings, Inc.	$13,062	$14,998	$26,840	$28,983
Earnings per share attributable to Engility Holdings, Inc. common shareholders
Basic	$0.77	$0.93	$1.60	$1.80
Diluted	$0.74	$0.93	$1.53	$1.80
Weighted average common shares outstanding
Basic	16,870	16,118	16,826	16,118
Diluted	17,625	16,118	17,503	16,118
Adjusted earnings per share attributable to Engility Holdings, Inc. common shareholders
Basic	$0.89	$1.33	$1.71	$2.47
Diluted	$0.85	$1.33	$1.65	$2.47
Weighted average number of shares outstanding
Basic	16,870	16,118	16,826	16,118
Diluted	17,625	16,118	17,503	16,118

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Income from continuing operations	$14,288	$17,745	$29,067	$32,731
Interest, taxes, depreciation, and amortization
Interest expense	5,757	97	11,541	194
Provision for income taxes	9,292	12,817	18,645	23,619
Depreciation and amortization	4,236	4,150	7,629	8,335

EBITDA	$33,573	$34,809	$66,882	$64,879

Adjustments to EBITDA
Transaction-related-spin-off costs	—	7,300	—	13,300
Legal and settlement costs	3,228	—	3,228	—

	3,228	7,300	3,228	13,300

Adjusted EBITDA	$36,801	$42,109	$70,110	$78,179

EBITDA Margin	8.9%	8.3%	9.1%	7.6%
Adjusted EBITDA Margin	9.8%	10.1%	9.5%	9.2%

ENGILITY HOLDINGS, INC.

Revision to Costs and Expenses

(in thousands)

	For the Three Month Period Ending			For the Six Month Period Ending
	June 29, 2012			June 29, 2012
	Reported	Adjustment	Revised	Reported	Adjustment	Revised
Costs and expenses
Cost of revenue	$307,674	$(2,195)	$305,479	$634,340	$(4,693)	$629,647
Cost of revenue from affiliated entities	46,413	—	$46,413	95,147	—	$95,147

Total cost of revenue	354,087	(2,195)	$351,892	729,487	(4,693)	$724,794
Selling, general and administrative expenses	33,471	2,195	$35,666	64,200	4,693	$68,893
Total costs and expenses	387,558	—	$387,558	793,687	—	$793,687

Impact of the revision on cost and expenses	$—	$—	$—	$—	$—	$—

Note – As noted in our Form 10-K for the year ended December 31, 2012, management determined that we improperly classified certain amounts in cost of revenue that were selling, general and administrative in nature. We have assessed the impact of the adjustments on the statements of operations and determined that the period was not materially misstated. This change did not impact the balance sheet or statements of cash flows. The three and six month periods ended June 29, 2012 have been revised to reflect this correction.

ENGILITY HOLDINGS, INC.

Estimated Adjusted Diluted EPS Guidance

For the Year Ending December 31, 2013

	Low-End	High-End
Estimated GAAP Diluted EPS	$3.01	$3.31
Known adjustments, net of tax
Legal and settlement costs	0.11	0.11
Bank debt fees previously capitalized	0.13	0.13

	0.24	0.24

Estimated Adjusted Diluted EPS	$3.25	$3.55